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                                                                      EXHIBIT 23


                              ACCOUNTANTS' CONSENT


The Board of Directors
SPACEHAB, Incorporated:

We consent to incorporation by reference in the registration statements (Nos. 333-3634, 333-36779, 333-43159, and 333-43181) on Form S-8 and the registration statement (No. 333-43221) on Form S-3 of SPACEHAB, Incorporated of our report dated August 31, 1998, relating to the consolidated balance sheets of SPACEHAB, Incorporated and subsidiary as of June 30, 1997 and 1998, and the related consolidated statements of income, stockholders' equity (deficit), and cash flows for the nine months ended June 30, 1996 and the years ended June 30, 1997 and 1998, which report appears in the June 30, 1998, annual report on Form 10-K of SPACEHAB, Incorporated.



                                                      /s/ KPMG PEAT MARWICK LLP

                                                          KPMG PEAT MARWICK LLP


McLean, VA
September 17, 1998